UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 28, 2011

Date of Report (Date of earliest event reported)

Pulse Electronics Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania	001-05375	23-1292472
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12220 World Trade Drive
San Diego, CA 92128
(Address of principal executive offices)

(858) 674-8100
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 28, 2011, the Board of Directors of Pulse Electronics Corporation, a Pennsylvania corporation (the “Company”), approved amendments to the By-Laws of the Company. The amendments effect the following changes to the By-Laws:

--  Eliminate the requirement that the Company's principal office be located in Pennsylvania;

--  Delete other references to the principal office;

--  In addition to eliminating the requirement that a shareholder list be kept on file in the principal office, conform the shareholder list requirements of Article II, Section 5 of the By-Laws to the provisions of the Pennsylvania Business Corporation Law; and

--  revise the advance notice provisions to revise the window in which shareholder nominations for directors and shareholder proposals for the annual meeting must be made to between 90 and 120 days of the one-year anniversary date of the prior annual shareholders meeting, with certain exceptions relating to years in which the meeting will be held more than 30 days before or more than 60 days after such anniversary, in which case nominations or proposals are due within 10 days following the date on which notice of the date of the annual shareholders meeting was mailed or the public disclosure of the date of the annual shareholders meeting was made, whichever first occurs A similar 10-day notice requirement will also apply in the case of shareholder nominations of directors at any special meeting of the shareholders.

The purpose of advance notice by-laws is to give companies and their shareholders adequate time and information to consider the business or nominees to be presented by shareholders at a shareholder meeting.  These provisions typically require shareholders to notify the company in advance of a shareholder meeting if they intend to present business or nominate directors at such a meeting and to provide certain related information.  If a shareholder has not complied with the company's advance notice by-laws, the company can seek to prevent a proposal from being submitted to a shareholder vote, or conclude that a director nomination is improper.

The Company's By-Laws, as amended through October 28, 2011, are set forth as Exhibit 3.3 and incorporated herein by reference.  The foregoing description of the changes to the By-Laws, including the advance notice provisions of the By-Laws, is qualified in its entirety by reference to such Exhibit.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(d) The Company filed a Current Report on Form 8-K on June 2, 2011 (the "Original Report") to report, among other things, the final results for each of the matters submitted to a vote of shareholders at its 2011 Annual Meeting of Shareholders (the "Annual Meeting"). The Company is filing this amendment to the Original Report to report that, consistent with the voting results at the Annual Meeting, the Company has determined to hold an advisory vote on the compensation of the Company’s named executive officers annually until the next shareholder vote on the frequency of say-on-pay votes is required under Section 14A of the Securities Exchange Act of 1934, as amended, or until the Board of Directors otherwise determines that a different frequency for such votes is in the best interests of the Company’s shareholders.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NO.	DESCRIPTION.

3.3	Amended and Restated By-Laws of Pulse Electronics Corporation., as amended through October 28, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pulse Electronics Corporation

Date: October 31, 2011	By:	/s/ Drew A. Moyer
Drew A. Moyer
Senior Vice President and Chief Financial Officer